                                                            Exhibit 10c


                          PROMISSORY NOTE EXTENSION,
                              WAIVER OF COVENANTS
                                      AND
                        TERMINATION OF PLEDGE AGREEMENT


      This agreement is made and entered into as of the 27th day of December, 1995, by and between FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia Corporation (Lender); MICROBILT CORPORATION, a Georgia Corporation (Seller) which is a wholly owned subsidiary of Lender; HOSPITAL COST CONSULTANTS, INC., a California Corporation ( Borrower ), and C.I.S. TECHNOLOGIES, INC., a Delaware Corporation, ( Guarantor ).

                                   RECITALS:

      Guarantor has acquired all of the outstanding common stock of Borrower from Seller pursuant to the terms of a Stock Purchase and Sale Agreement between Lender, Seller and Guarantor dated May 31, 1995 (as amended, the
 Purchase Agreement ).

      Borrower is obligated to Lender pursuant to the terms of that certain Promissory Note of Borrower dated May 31, 1995 (the Note ). Pursuant to the Note and a written notice of extension thereof heretofore delivered by Borrower to Lender, all amounts owing by Borrower to Lender are due and payable on December 29, 1995.

      In order to secure payment of the Note and related obligations of Borrower to Lender, Borrower has granted to Lender a Security interest in certain Collateral as defined in and pursuant to an Accounts Security Agreement dated May 31, 1995 entered into by Borrower and accepted by Lender (the Security Agreement ).

      Guarantor, which is the 100% parent of Borrower, has unconditionally guaranteed the due and punctual payment in full of all principal and interest on the Note pursuant to the terms of a Corporate Guaranty dated May 31, 1995 entered into by Guarantor (the Guaranty ). Pursuant to the terms of a Pledge Agreement dated May 31, 1995 entered into by Guarantor in its capacity as Pledgor thereunder (the Pledge ), Guarantor has pledged and granted to Lender, as security for the Guaranty, a security interest in the outstanding shares of stock of Borrower and all additional stock of Borrower thereafter acquired, received, or


owned by Guarantor, together with certificates representing such shares and all products and proceeds of such shares.

      Guarantor and another of Guarantor's wholly owned subsidiaries, C.I.S., Inc., have received a written commitment from C.I.S., Inc.'s principal lender, General Electric Capital Corporation ( GE Capital ), to extend additional credit sufficient in amount, and restricted in its use, to satisfy all
o b ligations to Lender pursuant to the Note and the Guaranty ( the Commitment ). The Commitment is contingent upon, inter alia, (1) the consummation of a corporate reorganization of the subsidiaries of Guarantor, including Borrower, (the Reorganization ) which will result in the cessation of the corporate existence of Borrower, and, thereafter, (2) the negotiation, execution, and delivery of definitive credit documentation reflecting both the c o r p o rate structure of Guarantor and its affiliates following the Reorganization and the extension of additional credit by GE Capital (the GE Documentation ).

      Borrower has requested that Lender (1) grant an extension of the due date of the Note to February 29, 1996 in order to allow sufficient time within w h i c h to complete the Reorganization and GE Documentation and (2) conditionally waive any violation of the Security Agreement that would otherwise result from the Reorganization. Guarantor has requested that Lender effectively consent to the cessation of the corporate existence of Borrower as a result of the Reorganization by means of agreeing (1) to a termination of the Pledge Agreement concurrently with the Reorganization, and (2) together with Seller, to waive the convenants of Guarantor with respect to the conduct of the business of the Borrower prior to repayment of the Note contained in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, the parties hereto do hereby agree as follows:

      1. EXTENSION OF NOTE MATURITY DATE. Lender hereby agrees to extend the maturity date upon which the principal amount of the Note is due and payable to February 29, 1996, whereupon the principal amount of the Note shall be due and payable in full, together will all interest accrued thereon and unpaid, calculated at the same rate as currently provided for in the Note.
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      2.    CONDITIONAL  WAIVER  OF  CERTAIN COVENANTS OF BORROWER IN SECURITY
AGREEMENT. In order to facilitate the Reorganization and consequent cessation of the corporate existence of Borrower and on the condition that Borrower takes all action necessary or reasonably requested by Lender to amend any financing or continuation statement filed in connection with the Security
Agreement so that such statement(s) is (are) not seriously misleading within the meaning of Section 9-402(7) of the Uniform Commercial Code of the State of New York all as set forth in greater detail in Section 5(c) of the Security Agreement (which action Borrower hereby covenants it will take). Lender does hereby waive the covenant of Borrower set forth at Section 5(c) of the Security Agreement together with any other violation of the Security Agreement which might otherwise result from the Reorganization.

      3.    TERMINATION OF PLEDGE AGREEMENT.        In order to facilitate the
Reorganization and consequent cessation of the corporate existence of Borrower, Lender does hereby consent and agree to the termination of the Pledge Agreement effective concurrently with the effectiveness of the Reorganization, whereupon Lender shall return to Guarantor all certificates formerly representing outstanding share of stock of Borrower.

      4. WAIVER OF CERTAIN COVENANTS OF GUARANTOR IN PURCHASE AGREEMENT. In order to facilitate the Reorganization and consequent cessation of the corporate existence of Borrower, Lender and Seller do hereby agree to waive, effective concurrently with effectiveness of the Reorganization, the covenants of Guarantor with respect to the conduct of the business of the Borrower prior to repayment of the Note as set forth at Section 8.13 of the Purchase Agreement.

      5. REPRESENTATIONS AND WARRANTIES OF BORROWER AND GUARANTOR. Borrower and Guarantor hereby represent and warrant to Lender that
            (a) no Event of Default as defined in the Note and in the Pledge Agreement, respectively, has occurred and is continuing, and
            (b) neither Guarantor, C.I.S., Inc., nor any of Guarantor's other affiliates has received written notice from GE Capital of its intention to terminate the Commitment.


      6. CONDITION PRECEDENT. As a Condition to the effectiveness of this Agreement, Lender shall have received payment of all unpaid interest on the Note which accrues or has accrued through December 29, 1995.

      7.    MISCELLANEOUS PROVISIONS.
            (a) This agreement shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York.
            (b) Except as modified hereby, the terms of the Note shall remain in full force and effect.

 LENDER
FIRST FINANCIAL MANAGEMENT CORPORATION
By:   /s/
Title:      V.P.


 SELLER
MICROBILT CORPORATION
By:   /s/
Title:      V.P.


 BORROWER
HOSPITAL COST CONSULTANTS, INC.
By:   /s/Richard A. Evans
Title:      Treasurer


 GUARANTOR
By:   /s/Richard A. Evans
Title:      Treasurer

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